Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

NUO THERAPEUTICS, INC.

Warrant Shares: [         ]

Date of Issuance: January 23, 2026 (“Issuance Date”)

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [                           ] (including any successor and permitted assignee, the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), [                  (         )] shares of Common Stock (the “Warrant Shares”), subject to vesting as set forth in Section 1(a) below, and as may be adjusted from time to time pursuant to the terms and conditions of this Warrant, at the Exercise Price then in effect. This Warrant is issued by the Company as of the date hereof in connection with that certain Loan and Security Agreement dated as of January 21, 2026, by and among the Company, the Holder, and other parties thereto (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”).

Capitalized terms used in this Warrant shall have the meanings set forth in the Loan Agreement unless otherwise defined in the body of this Warrant or in Section 13 below. For purposes of this Warrant, the term “Exercise Price” shall mean $1.50 per Warrant Share, subject to adjustment as provided herein, and the term “Exercise Period” shall mean, solely with respect to vested Warrant Shares as set forth in Section 1(a) below, the period commencing on the Issuance Date and ending at 4:00 p.m. Central Time on January 23, 2031.

1.         VESTING AND EXERCISE OF WARRANT.

(a)         Vesting. All Warrant Shares are initially unvested. The vesting of this Warrant, and its ability to be exercised by the Holder, is conditioned upon (i) the delivery to the Company of the Second Funding amount, according to such Holder’s commitment as set forth on Schedule A to the Loan Agreement, and (ii) the Second Closing being effected. If such conditions do not occur on or before September 30, 2026, this Warrant shall be immediately cancelled and forfeited without any further action required by, or consideration payable to, the Holder.

(b)         Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery to the Company of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the third Trading Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there shall be no Aggregate Exercise Price provided), the Company shall (or instruct its transfer agent to) issue the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise and shall (or instruct its transfer agent to) deliver, on an expedited basis, to the Holder a DRS Advice Statement for such shares in the name of the Holder. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of book-entry record of ownership evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Holder and any permitted assignee or transferee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

If the Company fails to cause its transfer agent to transmit to the Holder the respective shares of Common Stock by the respective Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise in Holder’s sole discretion.

In the absence of an effective registration statement registering the resale of the Warrant Shares of the Holder, if the Market Price of one share of Common Stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and an Exercise Notice, in which event the Company shall issue to Holder a number of Common Stock computed using the following formula:

Y(A-B)

X =         ______________

A

Where X =         the number of Shares to be issued to Holder.

Y =         the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =         the Market Price (at the date of such calculation).

B =         the Exercise Price (as adjusted to the date of such calculation).

(c)         No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction or, at the Company’s option, round up to the nearest whole share the number of Warrant Shares to be issued.

2.         ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)         Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction, but not including a reverse split with respect to the Common Stock) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)         any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (x) the numerator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (y) the denominator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii)         the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(b)         Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration the Holder receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

3.         NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, by-laws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (c) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the issuance upon full exercise of the Warrant (based on the Exercise Price in effect from time to time, and without regard to any limitations on exercise).

4.         WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

5.         REGISTER. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

6.         REISSUANCE.

(a)         Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)         Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7.         COMPLIANCE WITH SECURITIES LAWS.

(a)         The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof have not been registered under the Securities Act or under any applicable state securities law and are being acquired pursuant to an exemption from registration under the Securities Act.

(b)         The Holder, by the acceptance hereof, represents that the Holder is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for the Holder’s own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

(c)         The Holder, by the acceptance hereof, represents that the Holder is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. The Holder further understands and acknowledges that the Holder will be requested to reaffirm that the Holder is an “accredited investor” upon any exercise of this Warrant.

(d)         Except as provided in paragraph (e) below, an appropriate legend may be endorsed on this Warrant and the Warrant Shares respecting restrictions upon transfer thereof necessary or advisable to prevent transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws

(e)         Upon request of the Holder and, if requested by the Company, receipt by the Company of an opinion of legal counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause any legend restricting transfer to be removed from any certificate or other instrument for this Warrant or Warrant Shares to be transferred.

8.         TRANSFER.

(a)         Subject to compliance with the conditions set forth herein, this Warrant and all rights hereunder are assignable and transferable, in whole or in part.

(b)         The Holder agrees to give written notice to the Company before assigning or transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed assignment or transfer. If the proposed assignment or transfer may be effected without registration or qualification (under any federal or state securities laws), the Holder shall be entitled to assign or transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the book-entry record of ownership for such Warrant Shares respecting restrictions upon assignment or transfer thereof necessary or advisable to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the permitted assignee or transferee or prospective purchaser shall execute the Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Holder for the assignment, transfer, or disposition of the Warrant or Warrant Shares.

(c)         If the proposed assignment, transfer, or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 8 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit the Holder’s activities in respect to such assignment, transfer, or disposition as are permitted by law.

(d)         Any permitted assignee or transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Holder of this Warrant under this Warrant, subject, however, to any limitations set forth in the Loan Agreement.

9.         NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Loan Agreement. The Company shall provide the Holder with prompt written notice (a) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (b) at least ten days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the shares of Common Stock, (ii) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock, or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10.         AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

11.         GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Delaware or in the federal courts located in the State of Delaware. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT THE HOLDER MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Loan Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

12.         ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)         “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported on www.Nasdaq.com, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported on www.Nasdaq.com, or (ii) if the foregoing does not apply, the last trade price of such security on the OTC Markets for such security as reported on www.Nasdaq.com, or (iii) if no last trade price is reported for such security on www.Nasdaq.com, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, or other similar transaction during the applicable calculation period.

(b)         “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)         “Exempt Issuance” means the issuance of (i) securities to employees, officers or directors of the Company, pursuant to any stock or option plan duly adopted for such purpose, or upon approval by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (ii) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and/or other any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than automatically pursuant to their terms, or in connection with stock splits or combinations) or to extend the term of such securities, (iii) securities issued pursuant to any purchase money equipment loan or capital leasing arrangement approved by a purchasing agent or debt financing from a commercial bank or similar financial institution, (iv) securities in full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity, so long as such issuance is not for the primary purpose of raising capital by the Company; (v) securities in connection with a bona fide strategic license agreement, sponsored research agreement, collaboration agreement, development agreement, marketing or distribution agreement, or other bona fide partnering arrangement, so long as such issuance is not for the primary purpose of raising capital by the Company; (vi) securities to a bank or other financial institution pursuant to a bona fide commercial debt financing or to equipment lessor pursuant to a bona fide equipment leasing agreement; and (vii) securities upon a stock split, stock dividend or subdivision of the Common Stock.

(d)         “Market Price” means the highest Closing Sale Price of the Common Stock during the twenty Trading Days prior to the date of the respective Exercise Notice.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

NUO THERAPEUTICS, INC.

Name: David E. Jorden

Title: Chief Executive and Financial Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered Holder in order to exercise this Common Stock Purchase Warrant)

The Undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Common Stock Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.         Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as follows (check one):

☐         by a cash exercise with respect to _________________ Warrant Shares; or

☐ by cashless exercise pursuant to the Warrant.

2.         Payment of Exercise Price. If cash exercise is selected above, the Holder shall pay the applicable Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.         Delivery of Warrant Shares. The Company shall deliver to the Holder __________________ Warrant Shares in accordance with the terms of the Warrant.

4.         Accredited Investor. The undersigned is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Date:

(Print Name of Registered Holder)*

By:

Name:

Title:

*When signing on behalf of a corporation, partnership, trust or other entity, you must indicate your position(s) with such entity and must have the authority to bind such entity to this Assignment.

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

For Value Received, the undersigned hereby sells, assigns, and transfers unto ____________________ the right to purchase _______________ shares of Common Stock of Nuo Therapeutics, Inc., to which the within Common Stock Purchase Warrant relates and appoints ____________________, as attorney-in-fact, to transfer said right on the books of Nuo Therapeutics, Inc. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee hereby agrees to be bound in all respects by the terms and conditions of the Warrant.

Dated: __________________

(Print name of registered Holder)*

Signed:

Name:

Title:

(Print name of transferee, as to be listed on register)*

Signed:

Name:

Title:

Address:

Social Security or Tax Identification No.:

*When signing on behalf of a corporation, partnership, trust or other entity, you must indicate your position(s) with such entity and must have the authority to bind such entity to this Assignment.